CONSOLIDATED BALANCE SHEET
AT DECEMBER 31 OF 2005 AND 2004
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	30,061,457	100	31,709,306	100

2	CURRENT ASSETS	9,680,201	32	10,707,187	34
3	CASH AND SHORT-TERM INVESTMENTS	1,501,592	5	2,830,846	9
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	1,205,635	4	1,969,822	6
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,196,344	4	991,317	3
6	INVENTORIES	3,832,693	13	3,723,380	12
7	OTHER CURRENT ASSETS	1,943,937	6	1,191,822	4
8	LONG-TERM	595,466	2	364,785	1
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	595,466	2	364,785	1
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	16,123,251	54	17,671,347	56
13	PROPERTY	13,544,592	45	14,005,951	44
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	24,224,402	81	24,193,015	76
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	22,225,251	74	21,541,483	68
17	CONSTRUCTION IN PROGRESS	579,508	2	1,013,864	3
18	DEFERRED ASSETS (NET)	2,534,173	8	1,887,157	6
19	OTHER ASSETS	1,128,366	4	1,078,830	3

20	TOTAL LIABILITIES	21,744,995	100	23,642,742	100
21	CURRENT LIABILITIES	8,022,951	37	7,991,739	34
22	SUPPLIERS	1,842,330	8	1,897,408	8
23	BANK LOANS	2,202,502	10	2,533,169	11
24	STOCK MARKET LOANS	1,094,729	5	728,124	3
25	TAXES TO BE PAID	150,736	1	48,267	0
26	OTHER CURRENT LIABILITIES	2,732,654	13	2,784,771	12
27	LONG-TERM LIABILITIES	11,411,576	52	13,282,445	56
28	BANK LOANS	723,677	3	1,250,038	5
29	STOCK MARKET LOANS	10,687,899	49	12,032,407	51
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	-	-	-	-
32	OTHER LIABILITIES	2,310,468	11	2,368,558	10

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,316,462	100	8,066,564	100
34	MINORITY INTEREST	2,830,882	34	2,757,801	34
35	MAJORITY INTEREST	5,485,580	66	5,308,763	66
36	CONTRIBUTED CAPITAL	8,058,501	97	8,058,501	100
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	4
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,684,000	80	6,684,000	83
39	PREMIUM ON SALES OF SHARES	1,050,501	13	1,050,501	13
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(2,572,921)	(31)	(2,749,738)	(34)
42	RETAINED EARNINGS AND CAPITAL RESERVE	17,319,201	208	17,565,051	218
43	REPURCHASE FUND OF SHARES	2,000,000	24	2,000,000	25
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(21,940,625)	(264)	(22,019,809)	(273)
45	NET INCOME FOR THE YEAR	48,503	1	(294,980)	(4)

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	1,501,592	100	2,830,846	100
46	CASH	251,386	17	234,946	8
47	SHORT-TERM INVESTMENTS	1,250,206	83	2,595,900	92

18	DEFERRED ASSETS (NET)	2,534,173	100	1,887,157	100
48	AMORTIZED OR REDEEMED EXPENSES	1,045,890	41	1,050,397	56
49	GOODWILL	592,364	23	660,298	35
50	DEFERRED TAXES	895,919	35	176,462	9
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	8,022,951	100	7,991,739	100
52	FOREIGN CURRENCY LIABILITIES	4,391,202	55	4,929,269	62
53	MEXICAN PESOS LIABILITIES	3,631,749	45	3,062,470	38

24	STOCK MARKET LOANS	1,094,729	100	728,124	100
54	COMMERCIAL PAPER	1,094,729	100	728,124	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	2,732,654	100	2,784,771	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,732,654	100	2,784,771	100

27	LONG-TERM LIABILITIES	11,411,576	100	13,282,445	100
59	FOREIGN CURRENCY LIABILITIES	10,569,722	93	10,934,310	82
60	MEXICAN PESOS LIABILITIES	841,854	7	2,348,135	18

29	STOCK MARKET LOANS	10,687,899	100	12,032,407	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	10,687,899	100	12,032,407	100

30	OTHER LOANS	-	-	-	-
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	-	-	-	-
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	-	-	-	-
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	2,310,468	100	2,368,558	100
68	RESERVES	1,228,274	53	1,198,105	51
69	OTHERS LIABILITIES	1,082,194	47	1,170,453	49

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(21,940,625)	100	(22,019,809)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(21,940,625)	100	(22,019,809)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	1,657,250	2,715,448
73	PENSIONS FUND AND SENIORITY PREMIUMS	647,859	586,005
74	EXECUTIVES (*)	318	341
75	EMPLOYEE (*)	4,458	4,636
76	WORKERS (*)	16,101	16,286
77	CIRCULATION SHARES (*)	295,727,910	295,727,910
78	REPURCHASED SHARES (*)	28,272,090	28,272,090

(*) ITEMS EXPRESED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO DECEMBER 31 OF 2005 AND 2004
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	24,149,953	100	24,018,192	100
2	COST OF SALES	17,448,712	72	17,392,650	72
3	GROSS INCOME	6,701,241	28	6,625,542	28
4	OPERATING EXPENSES	5,037,823	21	5,138,594	21
5	OPERATING INCOME	1,663,418	7	1,486,948	6
6	TOTAL FINANCING COST	1,411,099	6	1,401,140	6
7	INCOME AFTER FINANCING COST	252,319	1	85,808	0
8	OTHER FINANCIAL OPERATIONS	400,354	2	136,596	1
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(148,035)	(1)	(50,788)	(0)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(444,583)	(2)	110,630	0
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	296,548	1	(161,418)	(1)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	296,548	1	(161,418)	(1)
14	INCOME OF DISCONTINUOUS OPERATIONS	(2,896)	(0)	(89,347)	(0)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	299,444	1	(72,071)	(0)
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	93,817	0	-	-
18	NET CONSOLIDATED INCOME	205,627	1	(72,071)	(0)
19	NET INCOME OF MINORITY INTEREST	157,124	1	222,909	1
20	NET INCOME OF MAJORITY INTEREST	48,503	0	(294,980)	(1)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	24,149,953	100	24,018,192	100
21	DOMESTIC	17,706,420	73	17,584,528	73
22	FOREIGN	6,443,533	27	6,433,664	27
23	TRANSLATED INTO DOLLARS (***)	587,825	2	562,462	2

6	TOTAL FINANCING COST	1,411,099	100	1,401,140	100
24	INTEREST PAID	2,377,160	168	2,164,272	154
25	EXCHANGE LOSSES	(386,852)	(27)	81,867	6
26	INTEREST EARNED	158,133	11	126,569	9
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(421,076)	(30)	(718,430)	(51)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	400,354	100	136,596	100
29	OTHER NET EXPENSES (INCOME) NET	400,354	100	136,596	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(444,583)	100	110,630	100
32	INCOME TAX	369,981	83	130,838	118
33	DEFERRED INCOME TAX	(861,591)	(194)	(139,820)	(126)
34	WORKERS' PROFIT SHARING	89,528	20	73,444	66
35	DEFERRED WORKERS' PROFIT SHARING	(42,501)	(10)	46,168	42

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	26,392,998	29,220,761
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	24,149,953	24,018,192
39	OPERATION INCOME (**)	1,663,418	1,486,948
40	NET INCOME OF MAJORITY INTEREST (**)	48,503	(294,980)
41	NET CONSOLIDATED INCOME (**)	205,627	(72,071)
(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED INCOME STATEMENT
FROM OCTOBER THE 1ST TO DECEMBER 31 OF 2005 AND 2004
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,025,660	100	5,846,217	100
2	COST OF SALES	4,287,614	71	4,230,660	72
3	GROSS INCOME	1,738,046	29	1,615,557	28
4	OPERATING EXPENSES	1,288,887	21	1,339,724	23
5	OPERATING INCOME	449,159	7	275,833	5
6	TOTAL FINANCING COST	268,192	4	152,231	3
7	INCOME AFTER FINANCING COST	180,967	3	123,602	2
8	OTHER FINANCIAL OPERATIONS	(48,834)	(1)	328,803	6
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	229,801	4	(205,201)	(4)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(11,270)	(0)	(156,485)	(3)
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	241,071	4	(48,716)	(1)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	241,071	4	(48,716)	(1)
14	INCOME OF DISCONTINUOUS OPERATIONS	(18,687)	(0)	(74,224)	(1)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	259,758	4	25,508	0
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	259,758	4	25,508	0
19	NET INCOME OF MINORITY INTEREST	7,092	0	116,418	2
20	NET INCOME OF MAJORITY INTEREST	252,666	4	(90,910)	(2)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,025,660	100	5,846,217	100
21	DOMESTIC	4,528,001	75	4,455,105	76
22	FOREIGN	1,497,659	25	1,391,112	24
23	TRANSLATED INTO DOLLARS (***)	140,247	2	122,025	2

6	TOTAL FINANCING COST	268,192	100	152,231	100
24	INTEREST PAID	619,464	231	579,078	380
25	EXCHANGE LOSSES	(144,506)	(54)	(151,022)	(99)
26	INTEREST EARNED	57,583	21	-	-
27	EXCHANGE PROFITS	-	-	36,082	24
28	GAIN DUE TO MONETARY POSITION	(149,183)	(56)	(239,743)	(157)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	(48,834)	100	328,803	100
29	OTHER NET EXPENSES (INCOME) NET	(48,834)	100	328,803	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(11,270)	100	(156,485)	100
32	INCOME TAX	188,056	1,669	(150,415)	96
33	DEFERRED INCOME TAX	(197,985)	(1,757)	(38,900)	25
34	WORKERS' PROFIT SHARING	14,715	131	(16,181)	10
35	DEFERRED WORKERS' PROFIT SHARING	(16,056)	(142)	49,011	(31)

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO DECEMBER 31 OF 2005 AND 2004
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	205,627	(72,071)
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	2,083,137	2,217,312
3	CASH FLOW FROM NET INCOME OF THE YEAR	2,288,764	2,145,241
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	39,574	(279,590)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	2,328,338	1,865,651
6	CASH FLOW FROM EXTERNAL FINANCING	(1,918,618)	416,342
7	CASH FLOW FROM INTERNAL FINANCING	(176,870)	(237,088)
8	CASH FLOW GENERATED (USED) BY FINANCING	(2,095,488)	179,254
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(1,562,104)	(644,923)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(1,329,254)	1,399,982
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,830,846	1,430,864
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	1,501,592	2,830,846

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	2,083,137	2,217,312
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	1,701,511	2,090,957
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	322,322	266,251
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	-	-
40	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	59,304	(139,896)

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	39,574	(279,590)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	676,578	(247,304)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(149,806)	(232,394)
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(491,617)	310,424
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	16,390	(399)
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	(11,971)	(109,917)

6	CASH FLOW FROM EXTERNAL FINANCING	(1,918,618)	416,342
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	1,974,272	3,485,445
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	5,382,700	5,360,068
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	(104,544)	(85,308)
27	(-) BANK FINANCING AMORTIZATION	(9,171,046)	(8,343,863)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(176,870)	(237,088)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(176,870)	(237,088)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(1,562,104)	(644,923)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(1,015,391)	(1,360,595)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	157,193	918,162
38	+ SALE OF TANGIBLE FIXED ASSETS	28,992	19,959
39	+ (-) OTHER ITEMS	(732,898)	(222,449)

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	0.85%		(0.30)%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	0.88%		(5.56)%
3	NET INCOME TO TOTAL ASSETS (**)	0.68%		(0.23)%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	204.78%		(996.84)%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.80	times	0.76	times
7	NET SALES TO FIXED ASSETS (**)	1.50	times	1.36	times
8	INVENTORIES ROTATION (**)	4.55	times	4.67	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	15.00	days	26.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	16.16%		13.08%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	72.34%		74.56%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.61	times	2.93	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	68.80%		67.10%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	70.78%		75.16%
15	OPERATING INCOME TO INTEREST PAID	0.70	times	0.69	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.11	times	1.02	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.21	times	1.34	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.73	times	0.87	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.45	times	0.45	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	18.72%		35.42%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	9.48%		8.93%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	0.16%		(1.16)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	0.98	times	0.86	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	91.56%		232.26%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	8.44%		(132.26)%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	65.00%		210.97%

(**) LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$0.16		$(1.65)
2	BASIC PROFIT PER PREFERENT SHARE (**)	$-		$-
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$-		$-
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$68.55		$(119.10)
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$0.98		$46.11
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
8	CARRYING VALUE PER SHARE	$18.55		$17.95
9	CASH DIVIDEND ACCUMULATED PER SHARE	$0.30		$0.30
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.71	times	0.65	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	79.87	times	(7.05)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

(**) LAST TWELVE MONTHS

CREDITS BREAKDOWN
(Thousands of Pesos)

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	INTER. RATE	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
CITIBANK N.A.	18/01/2006	6.62	-	-	105,281	-	-	-	-	-
CALIFORNIA COMMERCE BANK	28/02/2006	6.51	-	-	63,806	-	-	-	-	-
COMERICA	20/52/2006	6.54	-	-	55,387	-	-	-	-	-
HYPO VEREINSBANK	26/07/2007	3.67	-	-	-	2,273	1,142	-	-	-
HYPO VEREINSBANK	26/05/2006	5.32	-	-	-	1,122	-	-	-	-
TORONTO DOMINION	50/12/2008	3.03	-	-	-	5,997	5,997	955	-	-
DEUTSCHE BANK	51/02/2009	3.72	-	-	-	1,667	1,667	1,667	1,667	-
DEUTSCHE BANK	31/10/2009	3.72	-	-	-	1,223	1,223	1,223	1,223	-
UNSECURED DEBT
Citibank	60/82/2006	6.04	-	-	3,786	-	-	-	-	-
Citibank	70/32/2006	5.18	-	-	2,659	-	-	-	-	-
Citibank	17/01/2006	5.58	-	-	5,317	-	-	-	-	-
Scotiabank	11/06/2006	6.50	-	-	9,571	-	-	-	-	-
Citibank	16/09/2006	5.21	-	-	1,330	-	-	-	-	-
Citibank	17/01/2006	5.60	-	-	7,976	-	-	-	-	-
Citibank	15/05/2006	5.99	-	-	9,571	-	-	-	-	-
Citibank	16/01/2006	5.61	-	-	15,952	-	-	-	-	-
Citibank	17/03/2006	5.92	-	-	10,634	-	-	-	-	-
Citibank	17/02/2006	5.78	-	-	10,634	-	-	-	-	-
BICSA	16/01/2006	5.33	-	-	16,483	-	-	-	-	-
BICSA	17/01/2006	5.35	-	-	574	-	-	-	-	-
BICSA	18/04/2006	5.35	-	-	4,254	-	-	-	-	-
BICSA	19/05/2006	5.30	-	-	10,634	-	-	-	-	-
BICSA	18/06/2006	5.21	-	-	4,254	-	-	-	-	-
Bac San Jose	15/01/2006	5.87	-	-	2,127	-	-	-	-	-
Bac San Jose	16/02/2006	5.53	-	-	5,317	-	-	-	-	-
SERFIN	10/22/2006	8.75	4,219	-	-	-	-	-	-	-
SERFIN	10/22/2006	8.75	2,177	-	-	-	-	-	-	-
Industrial	28/07/2009	5.19	-	-	-	12,761	12,761	12,761	9,571	-
CITIBANK N.A.	18/01/2006	6.62	-	-	212,688	-	-	-	-	-
Banorte	12/01/2006	6.05	-	-	53,172	-	-	-	-	-
BANCO DE BOGOTA	20/92/2006	4.50	-	-	7,756	-	-	-	-	-
BANCO DE BOGOTA	15/02/2006	12.00	-	-	166	-	-	-	-	-
CITIBANK N.A.	13/12/2006	12.00	-	-	36,997	-	-	-	-	-
BANKINTER	26/06/2006	3.13	-	-	5,821	-	-	-	-	-
CAJA ESPANA	29/07/2006	3.04	-	-	7,351	-	-	-	-	-
BANCO PASTOR (1)	19/10/2006	3.20	-	-	13,186	-	-	-	-	-
CAJA DUERO	21/10/2006	3.00	-	-	7,579	-	-	-	-	-
CAJA DUERO	11/01/2006	3.00	-	-	3,848	-	-	-	-	-
CAJA DUERO	20/22/2006	4.00	-	-	19,509	-	-	-	-	-
CAIXA NOVA	29/07/2006	3.00	-	-	12,342	-	-	-	-	-
CAIXA NOVA	15/02/2006	3.00	-	-	19,686	-	-	-	-	-
BANCO POPULAR	21/06/2006	3.20	-	-	4,635	-	-	-	-	-
BANCO POPULAR	10/32/2006	3.20	-	-	18,763	-	-	-	-	-
BANCAJA	15/07/2006	3.15	-	-	7,370	-	-	-	-	-
BANCO HERRERO	13/09/2006	3.30	-	-	12,543	-	-	-	-	-
BANCO HERRERO	90/12/2006	3.30	-	-	4,544	-	-	-	-	-
BANCO HERRERO	10/01/2006	4.30	-	-	5,342	-	-	-	-	-
BANCO BILBAO VIZCAYA	17/05/2006	3.25	-	-	2,408	-	-	-	-	-
LA CAIXA	30/11/2006	3.00	-	-	7,146	-	-	-	-	-
LA CAIXA	26/01/2006	3.00	-	-	3,422	-	-	-	-	-
CAJA MADRID	21/06/2006	3.00	-	-	6,534	-	-	-	-	-
CAJA MADRID	90/32/2006	3.00	-	-	6,538	-	-	-	-	-
Banco Zaragozano	29/07/2006	2.94	-	-	3,728	-	-	-	-	-
Banco de Castilla	51/02/2006	3.20	-	-	7,067	-	-	-	-	-
Banco de Castilla	51/22/2006	3.20	-	-	15,111	-	-	-	-	-
Banco Atlantico (Cuenta Cauc	70/12/2006	3.50	-	-	1,385	-	-	-	-	-
Banco Popular Portugues (Cue	23/09/2006	4.50	-	-	4,030	-	-	-	-	-
Banco Portugues de Investime	25/11/2006	4.50	-	-	3,765	-	-	-	-	-
BBVA BANCOMER	20/62/2006	7.04	-	-	-	36,955	-	-	-	-
SINDICADO TRANCHE A	27/03/2006	6.22	-	-	-	212,688	-	-	-	-
SINDICADO TRANCHE B	27/03/2008	6.59	-	-	-	170,799	239,119	136,639	-	-
SINDICADO TRANCHE C	27/03/2007	10.85	219,667	125,532	-	-	-	-	-	-
Sufinanciamiento	15/05/2007	4.50	-	-	-	-	198	-	-	-
BANCO PORTUGUES DE INVESTIME	30/07/2008	4.25	-	-	-	2,462	2,462	1,579	-	-
BANCO PORTUGUES DE INVESTIME	25/07/2006	4.25	-	-	-	253	-	-	-	-
BANCO ESPIRITU SANTO	16/02/2006	4.75	-	-	-	47	-	-	-	-
BANCO PORTUGUES DE INVESTIME	15/03/2006	4.25	-	-	-	670	-	-	-	-
Banco Millenium-BCP (Leasing	16/03/2010	5.25	-	-	-	-	-	-	-	826
Banco Millenium-BCP (Leasing	17/03/2010	6.25	-	-	-	-	-	-	-	600
CAIXA NOVA	60/52/2008	4.00	-	-	-	3,222	2,061	4,248	-	-
BANCO DE CASTILLA	50/42/2008	4.00	-	-	-	3,007	2,900	2,023	-	-
CAJA DUERO	20/06/2006	4.00	-	-	-	1,983	-	-	-	-
BCO.DE CASTILLA.LEASING	25/06/2007	3.45	-	-	-	112	169	-	-	-
CAJA MADRID	25/10/2007	2.95	-	-	-	4,233	5,465	-	-	-
CAJA ESPANA	17/06/2008	3.45	-	-	-	1,511	1,511	756	-	-
BANESTO	15/07/2008	3.50	-	-	-	4,628	4,872	4,886	-	-
WITH WARRANTY
Halcyon	20/02/2006	7.29	-	-	233,957	-	-	-	-	-
Banamex	25/01/2006	12.50	88,292	-	-	-	-	-	-	-
Scotiabank	28/12/2009	7.00	-	-	-	7,197	7,197	7,197	43,182	-
BANCO NACIONAL DE MEXICO, S.	26/09/2006	6.05	-	-	-	82,629	-	-	-	-
BANCO PASTOR	28/02/2008	3.65	-	-	-	3,493	3,493	1,747	-	-
Vitro Plan	23/03/2007	14.51	-	-	-	12,083	9,393	9,393	9,393	44,979
INBURSA	31/12/2006	8.25	-	-	-	221,196	-	-	-	-
TOTAL BANKS			314,355	125,532	1,093,936	794,211	301,630	185,074	65,036	46,405
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
Bonos 2011	23/07/2011	10.75	-	-	-	-	-	-	-	2,608,597
CSFB	24/02/2010	9.12	-	-	-	53,172	53,172	79,758	79,758	1,329,300
CSFB	23/03/2007	13.97	-	-	-	-	1,116,612	-	-	-
CSFB	23/03/2007	14.51	-	-	-	-	478,548	-	-	-
UDIS VITRO (200) P99U	70/62/2006	9.00	571,093	-	-	-	-	-	-	-
UDIS VITRO (155) P992U	12/10/2006	9.90	470,464	-	-	-	-	-	-	-
BONOS 2007	15/05/2007	11.38	-	-	-	-	1,620,704	-	-	-
CERTIFICADOS BURSATILES (VIT	21/02/2008	11.67	-	360,000	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	22/12/2008	13.05	-	206,010	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	50/22/2009	12.65	-	150,312	-	-	-	-	-	-
CREDIT SUISSE FIRST BOSTON (	30/04/2009	11.50	-	-	-	-	-	-	230,556	-
BONOS 2013	11/12/2013	12.75	-	-	-	-	-	-	-	2,374,572
TOTAL STOCK EXCHANGE			1,041,557	716,322	-	53,172	3,269,036	79,758	310,314	6,312,469

SUPPLIERS
PEMEX GAS Y PETROQUIMICA BAS			71,710	-	-	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR			49,585	-	-	-	-	-	-	-
IXE BANCO, S.A.			44,858	-	-	-	-	-	-	-
TESORERIA DE LA FEDERACION			31,093	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA			23,138	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.			20,466	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V			20,298	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,			20,228	-	-	-	-	-	-	-
SKANDIA VIDA SA DE CV			16,640	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			15,771	-	-	-	-	-	-	-
NEORIS DE MEXICO SA DE CV			15,058	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			14,054	-	-	-	-	-	-	-
SOCIEDAD INDUSTRIAL S.A. DE			13,426	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE			13,301	-	-	-	-	-	-	-
CIEMEX, S.A. DE C.V.			12,431	-	-	-	-	-	-	-
TFM S.A DE C.V.			11,860	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A.			11,626	-	-	-	-	-	-	-
FERRO COLORES, S.A. DE C.V.			11,622	-	-	-	-	-	-	-
GIGANTE, S.A. DE C.V.			10,708	-	-	-	-	-	-	-
COMISION FEDERAL DE ELECTRIC			10,645	-	-	-	-	-	-	-
RODAMIENTOS Y ACCESORIOS, S.			10,444	-	-	-	-	-	-	-
PRAXAIR MEXICO, S. DE R.L. D			8,658	-	-	-	-	-	-	-
ASFALTOS ENERGEX, S.A. DE C.			7,964	-	-	-	-	-	-	-
ENVASES Y EMPAQUES DE MEXICO			7,866	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME			7,724	-	-	-	-	-	-	-
VIDRIOS SORDO NORIEGA, S.A.			7,658	-	-	-	-	-	-	-
MAQUINADOS MARFER, S.A. DE C			7,600	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME			7,530	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	79,001	-	-	-	-	-
SOLUTIA, INC.			-	-	43,977	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	30,577	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR			-	-	19,961	-	-	-	-	-
SAP MEXICO, S.A. DE C.V.			-	-	18,136	-	-	-	-	-
PILKINGTON BROTHER LTD			-	-	13,026	-	-	-	-	-
CREATIVE EXTRUDED PRODUCTS,			-	-	9,998	-	-	-	-	-
THE TIMKEN CORPORATION			-	-	9,435	-	-	-	-	-
VERRERIES SOUCHON NEUVESEL,			-	-	8,270	-	-	-	-	-
OWENS ILLINOIS INC.			-	-	7,523	-	-	-	-	-
AEP INDUSTRIES INC.			-	-	7,275	-	-	-	-	-
E. HINOJOSA CALZADO LTD			-	-	6,374	-	-	-	-	-
ARKEMA INC.			-	-	6,099	-	-	-	-	-
RECTICEL N.A. INC..			-	-	6,056	-	-	-	-	-
PILKINGTON NORTH AMERICA INC			-	-	5,924	-	-	-	-	-
GERRO PLAST GMBH KUNSTSTOFFA			-	-	5,889	-	-	-	-	-
GUARDIAN INDUSTRIES CORP.			-	-	5,505	-	-	-	-	-
AIMCOR DE MEXICO, S.A. DE C.			-	-	5,059	-	-	-	-	-
OTROS			367,741	-	682,542	-	-	-	-	-
TOTAL SUPPLIERS			871,703	-	970,627	-	-	-	-	-
OTHER LIABILITIES			1,253,398	-	1,479,256	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			1,253,398	-	1,479,256	-	-	-	-	-
T O T A L			3,481,013	841,854	3,543,819	847,383	3,570,666	264,832	375,350	6,358,874

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	000's OF DOLLARS	000's OF PESOS	000's OF DOLLARS	000's OF PESOS	000's OF PESOS
TOTAL ASSETS	1,065,251	11,328,312	-	-	11,328,312

LIABILITIES POSITION	1,435,558	15,266,299	-	-	15,266,299
SHORT TERM LIABILITIES POSITION	412,924	4,391,204	-	-	4,391,204
LONG TERM LIABILITIES POSITION	1,022,634	10,875,095	-	-	10,875,095

NET BALANCE	(370,307)	(3,937,987)			(3,937,987)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION
(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	6,654,277	21,328,298	14,674,021	(0.01)	(2,201)
FEBRUARY	6,603,982	21,473,245	14,869,263	0.18	26,879
MARCH	6,631,524	21,441,916	14,810,392	0.38	56,296
APRIL	6,444,423	21,374,741	14,930,318	0.33	49,182
MAY	6,257,082	20,947,805	14,690,723	0.30	44,758
JUNE	6,196,572	20,988,235	14,791,663	(0.21)	(31,504)
JULY	6,412,413	21,051,363	14,638,950	0.31	45,487
AUGUST	6,253,027	20,676,315	14,423,288	0.17	24,109
SEPTEMBER	6,098,680	20,877,973	14,779,293	0.40	58,887
OCTOBER	7,049,923	21,900,822	14,850,899	0.40	59,522
NOVEMBER	6,910,789	21,637,181	14,726,392	0.65	95,680
DECEMBER	6,753,280	21,193,972	14,440,692	(0.04)	(6,019)
TOTAL					421,076